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                                                                   Exhibit 23.01

                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

To the Board of Directors
I.C. Isaacs & Company, Inc.

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our reports dated March 31, 1997, except for Note 9, the dates of which are May 15, 1997 and September 24, 1997, and Note 5 the date of which is September 30, 1997, relating to the consolidated financial statements and schedule of I.C. Isaacs & Company, Inc.

    We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                          /s/ BDO Seidman, LLP

Washington, D.C.
October 3, 1997